UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2005

VERSATA, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-29757	68-0255203
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

300 Lakeside Drive, Suite 1300, Oakland, California, 94612

(Address of principal executive office including zip code)

(510) 628-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 22, 2005, Versata, Inc. (the “Company”) entered into a Separation Agreement and Release with Linda Giampa, Vice President of North America Sales and Marketing, which became effective as of July 27, 2005 (the “Separation Agreement”). A copy of the Separation Agreement is attached hereto as Exhibit 99.1. Pursuant to the Separation Agreement, Ms. Giampa’s employment with the Company was terminated effective June 28, 2005, and the Company agreed to pay severance to Ms. Giampa for a period of four months and assume the obligation to pay for Ms. Giampa’s COBRA coverage for a period of six months following her termination date. The Separation Agreement also contains customary confidentiality, release of claims, non-disparagement, non-solicitation and arbitration provisions.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Separation Agreement and Release between Company and Linda Giampa effective as of July 27, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSATA, INC.

Date: July 28, 2005	By:	/s/ William Frederick
William Frederick
Chief Financial Officer, and Vice President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation Agreement and Release between Company and Linda Giampa effective as of July 27, 2005